SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant ☒

Filed by a party other than the Registrant ☐

Check the appropriate box:

☒	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional materials

☐	Soliciting Material Pursuant to §240.14a-11 or §240.14a-12

MEDICAL ACTION INDUSTRIES INC.

(Name of Registrant as Specified in its Charter)

RICHARD G. SATIN, ESQ.

VICE PRESIDENT & GENERAL COUNSEL

Payment of filing fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of filing.

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MEDICAL ACTION INDUSTRIES INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

August 17, 2006

To the Stockholders of

MEDICAL ACTION INDUSTRIES INC.

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of MEDICAL ACTION INDUSTRIES INC. will be held on Thursday, August 17, 2006 at the Hyatt Regency Wind Watch, 1717 Motor Parkway, Hauppauge, New York 11788 at 9:00 a.m. (the “Annual Meeting”), for the following purposes:

1.	To elect (i) two directors to serve in Class I until the 2009 Annual Meeting of Stockholders, and (ii) one director to serve in Class II until the 2007 Annual Meeting of Stockholders;

2.	To consider and act upon a proposal to amend Article “4” of the Certificate of Incorporation to increase the number of authorized shares of the Company from 15,000,000 to 40,000,000;

3.	To consider and act upon a proposal to approve amendments to the Company’s 1994 Stock Incentive Plan (“Incentive Plan”) to: (a) extend the termination date of the Incentive Plan from August 10, 2009 to December 31, 2015; and (b) increase the number of shares issuable thereunder from 1,850,000 to 2,350,000;

4.	To consider and act upon a proposal to approve amendments to the Company’s 1989 Non-Qualified Stock Option Plan (“Option Plan”) to: (a) extend the termination date of the Option Plan from October 24, 2009 to December 31, 2015; and (b) increase the number of shares issuable thereunder from 2,150,000 to 2,650,000;

5.	To consider and act upon a proposal to approve amendments to the Company’s 1996 Non-Employee Directors Stock Option Plan (“Directors Plan”) to: (a) extent the termination date of the Directors Plan from August 17, 2006 to December 31, 2015; and (b) increase the number of shares issuable thereunder from 100,000 to 500,000;

6.	To consider and act upon the ratification of Grant Thornton LLP as independent certified public accountants of the Company for the fiscal year ending March 31, 2007; and

7.	To consider and act upon such other business as may properly come before the meeting or any adjournment thereof.

The Board of Directors has fixed the close of business on Tuesday, June 20, 2006 as the record date for the determination of stockholders entitled to receive notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof. All stockholders of the Company are cordially invited to attend the Annual Meeting in person. However, whether or not you plan to attend, please promptly sign, date and mail the enclosed proxy card in the enclosed return envelope, which requires no postage if mailed in the United States. Alternatively, you may vote electronically via the Internet or telephone as described in greater detail in the Proxy Statement. Returning your proxy card does not deprive you of your right to attend the Annual Meeting and vote your shares in person.

By Order of the Board of Directors,

Richard G. Satin
Vice President of Operations
and General Counsel

Dated:	Hauppauge, New York
June 27, 2006

EVEN THOUGH YOU MAY PLAN TO ATTEND THE ANNUAL MEETING IN PERSON, PLEASE VOTE BY TELEPHONE OR THE INTERNET, OR COMPLETE AND EXECUTE THE ENCLOSED PROXY CARD AND MAIL IT PROMPTLY. A RETURN ENVELOPE (WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES) IS ENCLOSED FOR YOUR CONVENIENCE. TELEPHONE AND INTERNET VOTING INFORMATION IS PROVIDED ON YOUR PROXY CARD. SHOULD YOU ATTEND THE ANNUAL MEETING IN PERSON, YOU MAY REVOKE YOUR PROXY AND VOTE IN PERSON.

MEDICAL ACTION INDUSTRIES INC.

800 Prime Place

Hauppauge, New York 11788

PROXY STATEMENT

FOR

ANNUAL MEETING OF STOCKHOLDERS

to be held August 17, 2006

This Proxy Statement is furnished to stockholders of MEDICAL ACTION INDUSTRIES INC., a Delaware corporation (the “Company”), in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting of Stockholders to be held at the Hyatt Regency Wind Watch, 1717 Motor Parkway, Hauppauge, New York 11788, on Thursday, August 17, 2006 at 9:00 a.m., New York time, including any adjournments thereof, for the purposes set forth in the accompanying Notice of Meeting. This Proxy Statement and the accompanying proxy are first being sent or given to stockholders on or about July 1, 2006.

Instead of submitting your proxy with the paper proxy card, you may be able to vote electronically by telephone or via the Internet. If you vote by telephone or Internet, it is not necessary to return your proxy card. See “Voting Via the Internet or By Telephone” on page      of this Proxy Statement, or the instructions on the proxy card, for further details. Please note that there are separate Internet and telephone voting arrangements depending upon whether your shares are registered in your name or in the name of a broker or bank.

A stockholder who returns the accompanying proxy may revoke it at any time before it is voted by giving notice in writing to the Company, by granting a subsequent proxy or by appearing in person and voting at the meeting. Any stockholder attending the Annual Meeting and entitled to vote may vote in person whether or not said stockholder has previously submitted a proxy. Where no instructions are indicated, proxies will be voted for the nominees for Directors set forth herein and in favor of the other proposals described herein. Those voting via the Internet, or by telephone may also revoke their proxy by attending the Annual Meeting or by voting again, at a later time, via the Internet, by telephone, or by submitting the proxy in accordance with the instructions thereon.

Voting Rights and Votes Required

At the close of business on June 20, 2006, the record date (the “Record Date”) for the determination of stockholders entitled to vote at the Annual Meeting, the Company had outstanding, approximately                      shares of its Common Stock, par value $.001 per share (“Common Stock”). The holders of such Common Stock are entitled to one vote for each share held on the Record Date.

In order to carry on the business of the Annual Meeting, a quorum must be present. A quorum requires the presence, in person or by proxy, of the holders of a majority of the votes entitled to be cast at the Annual Meeting. Abstention and broker “non-votes” are counted as present and entitled to vote for purposes of determining a quorum. A broker “non-vote” occurs when the beneficial owner fails to provide voting instructions to the broker for shares held in “street name.” Under those circumstances, the broker may be authorized to vote on some routine items but is prohibited from voting on other items. Those items for which a broker cannot vote result in broker “non-votes.”

Directors will be elected by a plurality of the votes cast by the holders of the shares of Common Stock voting in person or by proxy at the Annual Meeting. Thus, abstentions will have no effect on the vote for election of Directors. However, approval of the other matters except for the proposal to amend the Company’s Certificate of Incorporation, to come before the Annual Meeting will require the affirmative vote of the holders of a majority of the shares of Common Stock of the Company present in person or by proxy at the Annual Meeting. Accordingly, abstentions will have the same effect as votes against these matters, while non-votes will not be included in vote totals and will have no effect on the outcome of these matters. The proposal to amend the Certificate of Incorporation requires a majority of the Company’s outstanding Common Stock entitled to vote at the Annual Meeting.

Management is not aware at the date hereof of any matter to be presented at the Annual Meeting other than for the amendments to the Directors Plan, the election of directors and the other proposals described in the attached Notice of Annual Meeting of Stockholders.

If your proxy is properly dated, executed and returned, your shares will be voted at the Annual Meeting in accordance with the instructions you indicate on the proxy card. If you submit the proxy card but do not indicate your voting instructions, your shares will be voted as follows:

•	FOR the election of the three nominees to the Board of Directors;

•	FOR the increase in the number of authorized shares from 15,000,000 to 40,000,000;

•	FOR the amendments to the Incentive Plan;

•	FOR the amendments to the Option Plan;

•	FOR the amendments to the Directors Plan; and

•	FOR the ratification of the appointment of Grant Thornton LLP as independent certified public accountants of the Company for the fiscal year ending March 31, 2007.

The expense of soliciting proxies for the Annual Meeting, including the cost of preparing, assembling and mailing the notice, proxy and Proxy Statement, will be paid by the Company. The solicitation will be made by use of the mails, through brokers and banking institutions, and by officers and regular employees of the Company. Proxies may be solicited by personal interview, mail, telephone or facsimile transmission.

No person has been authorized to give any information or to make any representation other than those contained in this Proxy Statement and, if given or made, such information or representation must not be relied upon as having been authorized by the Company.

Deadline of Receipt of Stockholders Proposals for 2007 Annual Meeting

As a Company Stockholder, you are entitled to present proposals for action at a forthcoming meeting if you comply with the requirements of the proxy rules established by the Securities and Exchange Commission (“SEC”). If you intend to present a proposal at our 2007 Annual Meeting of Stockholders, the proposal must be received by the Company no later than April 1, 2007 to be considered for inclusion in the Proxy Statement and form of proxy relating to that meeting.

The proxy grants the proxy holders discretionary authority to vote on any matter raised at the Annual Meeting. If you intend to submit a proposal for the 2006 Annual Meeting of Stockholders that is not eligible for inclusion in the Proxy Statement relating to that meeting, and you fail to give the Company notice in accordance with the requirements set out in the Securities Exchange Act of 1934 as amended, then the proxy holders will be allowed to use their discretionary voting authority when and if the proposal is raised at the Company’s 2007 Annual Meeting of Stockholders.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth as of the Record Date certain information with regard to beneficial ownership of the Company’s Common Stock (i) by each beneficial owner of five percent or more of the Company’s Common Stock known by management; (ii) each Director; (iii) each executive officer of the Company; and (iv) all executive officers and Directors of the Company as a group. For a description of the method used to determine such beneficial ownership, see footnote (2) to the following table.

Name and Address Of Beneficial Owner	Amount and Nature of Beneficial Ownership (1) (2) Common Stock	Percent of Class If More than 1.0% (2) Common Stock
FMR Corp. 82 Devonshire Street Boston, Massachusetts 02109	1,568,654	(3) 14.999%
Royce & Associates, LLC 1414 Avenue of the Americas New York, NY 10019	659,100	(4) 6.3%
Barclays Global Investments, N.A. 200 Park Avenue New York, NY 10166	544,046	(5) 5.2%
Paul D. Meringolo 800 Prime Place Hauppauge, New York	655,289	(6)(7)(8)%
Richard G. Satin 800 Prime Place Hauppauge, New York	201,855	(6)%
Manuel B. Losada 800 Prime Place Hauppauge, New York	25,000	%
Eric Liu 800 Prime Place Hauppauge, New York	333,500	(6)%
Henry A. Berling 3803 Exeter Road Richmond, VA 23221	2,500	—
William W. Burke 9800 Metric Boulevard Austin, TX 78758	5,000	—
Dr. Philip F. Corso 475 Algonquin Road Fairfield, Connecticut	20,500	—
Dr. Thomas A. Nicosia 1615 Northern Boulevard Manhasset, New York	29,500	—
Bernard Wengrover 100 Jericho Quadrangle Jericho, New York	15,000	—
Directors and executive officers as a Group (9 Persons)	1,287,578	(6)(7)(8)%

(1)	Unless otherwise indicated, the stockholders identified in this table have sole voting and investment power with respect to the shares beneficially owned by them.

(2)	Each named person and all executive officers and Directors as a group are deemed to be the beneficial owners of securities that may be acquired within 60 days through the exercise of options. Accordingly, the number of shares and percentage set forth opposite each stockholder’s name in the above table include the shares of Common Stock issuable upon exercise of presently exercisable stock options under the Company’s stock option plans, both with respect to the number of shares of Common Stock deemed to be beneficially owned and the adjusted percentage of outstanding Common Stock resulting from such right of exercise. However, the shares of Common Stock so issuable upon such exercise by any such stockholder are not included in calculating the number of shares or percentage of Common Stock beneficially owned by any other stockholder.

(3)	According to Schedule 13G/A, dated February 14, 2006, filed with the Securities and Exchange Commission jointly by FMR Corp. and Edward C. Johnson 3d, Mr. Johnson is chairman of FMR Corp. and may be deemed to be a member of a controlling group with respect to FMR Corp. The Schedule 13G indicates that at December 31, 2005 (i) Fidelity Management & Research Company (“Fidelity”), a wholly-owned subsidiary of FMR Corp. was the beneficial owner of 1,521,654 shares of Common Stock in its capacity as investment advisor to various registered investment companies (the “Fidelity Funds”) (the power to vote such shares resides solely with the boards of trustees of the Fidelity Funds, while the power to dispose of such shares resides with Mr. Johnson, FMR Corp., Fidelity and the Fidelity Funds); (ii) Fidelity Management Trust Company, a bank that is wholly-owned by FMR Corp., was the beneficial owner of 47,000 shares of Common Stock.

(4)	According to Schedule 13G/A, dated January 30, 2006, filed with the Securities and Exchange Commission by Royce & Associates, LLC (“Royce”), as of December 31, 2005, Royce was the beneficial owner of 659,100 shares of common stock with sole voting and dispositive power.

(5)	According to Schedule 13G/A, dated January 31, 2006, filed with the Securities and Exchange Commission by Barclays Global Investors, N.A. (“Barclays”), as of December 31, 2005, Barclays was the beneficial owner of 544,046 shares of Common Stock.

(6)	Does not include 58,332 shares, 27,196 shares and 11,108 shares acquired by Paul D. Meringolo, Richard G. Satin and Eric Liu, respectively, pursuant to the Medical Action Industries Inc. 401(k) Retirement Plan as of March 31, 2006.

(7)	Includes 28,180 shares owned by Mr. Meringolo’s children, as to which he disclaims beneficial ownership.

(8)	Includes 100,000 shares subject to a variable forward sales contract which matures in November 2006. At maturity, Mr. Meringolo will deliver a minimum of 80,000 shares up to a maximum of 100,000 shares based upon the fair market value of the Company’s Common Stock or pay the balance due thereunder in cash.

MANAGEMENT

Officers of the Company

The Company’s executive officers are as follows:

Name	Age	Position Held with the Company
Paul D. Meringolo	48	Chairman of the Board (Chief Executive Officer) and President

Richard G. Satin	51	Vice President of Operations, General Counsel and Corporate Secretary

Manuel B. Losada	42	Vice President of Sales and Marketing

Eric Liu	46	Vice President of International Operations and Global Development

All of the executive officers of the Company hold office at the pleasure of the Board of Directors.

Mr. Manuel B. Losada, has been an executive officer of the Company since August 2004 as Vice President of Sales and Marketing. For the year prior thereto, Mr. Losada was Senior Vice President – Chief Sales Officer

of B. Braun Medical U.S.A., a global organization offering products in IV therapy, pain control, vascular interventional, dialysis and nutrition. For the four years prior thereto, Mr. Losada was Vice President – Corporate Business Management for Henry Schein, Inc., a distributor of healthcare products and services primarily to office-based healthcare practitioners in the North America and European markets.

Mr. Eric Liu, has been employed by the Company for more than the past ten years in various positions relating to the international procurement of raw materials and the manufacture of certain of the Company’s products. Mr. Liu was appointed Vice President of International Operations and Global Development in May 2005. For more than the five years prior thereto Mr. Liu was Vice President of International Operations. Mr. Liu received a Bachelor of Science degree from The National Taiwan Marine University and a Master of Science degree in Transportation Management from the State University of New York.

ELECTION OF DIRECTORS

The Company’s Certificate of Incorporation provides that the Board of Directors shall consist of between three and eleven members, as determined from time to time by the Board, divided into three classes as nearly equal in number as possible. The size of the Board has currently been set at seven. The Directors named below in Class I are presently Directors of the Company and except for Dr. Thomas A. Nicosia, have been nominated for election as Directors of the Company until the Annual Meeting of Stockholders in 2009 or until their successors are chosen and qualified. Dr. Thomas A. Nicosia, whose term as a Class I Director will expire in August 2006, has decided not to stand for re-election. The Board thanks him for his past contributions and extends its best wishes in his future endeavors. Mr. Kenneth R. Newsome is a nominee for the first time and the Board has nominated him for election by the Stockholders as a Class II Director, with a term expiring in 2007 or until his successor is chosen and qualified. Shares represented by executed proxies in the form enclosed will be voted, unless otherwise indicated, for the election as Directors of the aforesaid nominees, unless either shall be unavailable, in which event such shares may be voted for a substitute nominee(s) designated by the Board of Directors. The Board of Directors has no reason to believe that any of the nominees will be unavailable or, if elected, will decline to serve. The following table sets forth the Directors of the Company.

Class I (To Serve Until the Annual Meeting of Stockholders in 2006)	Class II (To Serve Until the Annual Meeting of Stockholders in 2007)	Class III (To Serve Until the Annual Meeting of Stockholders in 2005)
Richard G. Satin	Bernard Wengrover	Dr. Philip F. Corso

Dr. Thomas A. Nicosia	Paul D. Meringolo	William W. Burke

Henry A. Berling	Kenneth R. Newsome (nominee)

Biographical Information

The following information is submitted concerning each member of the Board of Directors.

Henry A. Berling, 63 years of age, a director since August 2005, retired on December 31, 2004 as Executive Vice President after 38 years with Owens & Minor, Inc., a publicly traded Fortune 500 supply-chain solutions company and a leading distributor of name-brand medical and surgical supplies. From 1995 to 2002 Mr. Berling served as Executive Vice President, Partnership Development. Prior to 1995, he served Owens & Minor, Inc. in various positions, including Executive Vice President, Sales and Customer Development and Senior Vice President, Sales and Marketing. Mr. Berling was a member of the Owens & Minor Board of Directors from 1998 to 2005. For more than the past three years, Owens & Minor, Inc. has been the Company’s largest distributor.

Mr. William W. Burke, 47 years of age, a director since August 2004, has served as Executive Vice President and Chief Financial Officer of Encore Medical Corporation, a publicly traded diversified orthopedic device company since August 2004. Mr. Burke served as Chief Financial Officer, Treasurer and Secretary of Cholestech Corporation, a publicly traded medical products company from March 2001 to August 2004. For more than fifteen years prior thereto, Mr. Burke was a senior investment banker with such firms as Bear, Stearns & Co., Inc., Everen Securities, Inc. and Principal Financial Securities, where he provided financing and advisory services to companies in healthcare and other industry sectors. Mr. Burke holds a Bachelors of Business Administration degree in Finance from the University of Texas at Austin and a Masters of Business Administration degree from University of Pennsylvania’s Wharton Graduate Business School.

Dr. Philip F. Corso, 78 years of age, a director of the Company since March 1984, has been associated with the Yale University School of Medicine for more than the past ten years and is presently an Assistant Clinical Professor of Surgery Emeritus. In addition, Dr. Corso is Senior Attending and Emeritus Chief of Plastic Surgery at Bridgeport and Norwalk Hospitals in Connecticut. Dr. Corso has also published numerous articles in professional journals on plastic and reconstructive surgery. He is a member of numerous national and international plastic surgery societies.

Paul D. Meringolo, a director and Chairman of the Board and Chief Executive Officer of the Company since October 1997, has been employed by the Company for more than the past twenty years in various executive positions. He also serves the Company as President (since November 1992), and previously held the position of Vice President of Operations from March 1989 to October 1991 and Senior Vice President (Chief Operating Officer) from October 1991 to November 1992.

Kenneth R. Newsome, 46 years of age, a first time nominee to the Board of Directors, since 1996 has been President and CEO of AMF Automation Technologies, Inc., a privately held manufacturer of wholesale bread and baking equipment. With approximately 300 employees worldwide, AMF has completed seven acquisitions to date. For more than the four years prior thereto, Mr. Newsome held various executive positions, including Chief Operating Officer of MedSurg Industries, which was acquired by Isolyser Healthcare, which is now known as Microtek Medical Inc., a publicly traded medical products company. Mr. Newsome holds a Bachelors of Science degree in Finance from the University of Virginia – McIntire School of Commerce and a Masters of Business Administration degree from the University of Virginia – Darden School of Graduate Business Administration.

Dr. Thomas A. Nicosia, 59 years of age, a director of the Company since November 1985, has been a practicing cardiologist for more than the past ten years. Dr. Nicosia is a fellow of the American College of Cardiology and is affiliated with North Shore University Hospital in Manhasset, New York and is the former President of the Medical Staff of St. Francis Hospital in Roslyn, New York.

Mr. Richard G. Satin, previously a director of the Company from October 1987 to February 1992, was reappointed to the Board of Directors in February 1993. Mr. Satin has been employed by the Company as Vice President and General Counsel since January 1993 and has been Corporate Secretary of the Company since October 1991. In February 1994, Mr. Satin was appointed Vice President of Operations. Mr. Satin, a practicing attorney in the State of New York for more than the past twenty years, was associated with the law firm of Blau, Kramer, Wactlar, Lieberman & Satin, P.C. from May 1983 to January 1993.

Mr. Bernard Wengrover, 81 years of age, a director of the Company since October 1990, has been a certified public accountant in the State of New York for more than the past forty years. Mr. Wengrover was the Company’s independent auditor from 1977 until March 31, 1989.

The Board of Directors of the Company recommends a vote FOR Richard G. Satin and for Mr. Henry A. Berling as a Class I Directors and a vote FOR Kenneth R. Newsome as a Class II Director.

Board of Directors Meetings and Committees

The Board of Directors held five meetings during the fiscal year ended March 31, 2006. The Company has an Audit, a Compensation, and a Nominating and Corporate Governance Committee. During fiscal 2006, the Audit Committee met four times; the Compensation Committee met four times and the Nominating and Governance Committee met once. All Directors attended 75% or more of the aggregate of the meetings of the Board, except for Dr. Philip F. Corso, who attended 60%, and Dr. Thomas A. Nicosia, who attended none of the meetings. All Directors attended 75% or more of the committees of the Board on which such directors served, except for Dr. Thomas A. Nicosia, who attended 25% of the Audit and Compensation Committee Meetings, and none of the Nominating and Corporate Governance Committee meetings. All non-employee Directors are on each of the Committees of the Board of Directors. The Company’s stock option plans were administered by a Stock Option Committee until fiscal 2004, when its function was combined with the Compensation Committee.

Director Compensation

Directors’ Fees. Non-employee Directors receive a $1,000 monthly retainer, a $1,000 fee for each board meeting they attend, and a $500 fee for each telephonic Board Meeting they attend. Non-employee Directors also receive a $500 fee for each Committee Meeting they attend that is on the same day as a regular Board meeting

(with the exception of the Chairman of each Committee who receives $1,000). For such Committee meetings that non-employee Directors attend that are not on the same day as a regular Board meeting, they receive a $1,000 fee for each meeting (with the exception of the Chairman of each Committee who receives $2,000). For telephonic Committee meetings that non-employee Directors attend, they receive a $500 fee for each meeting (with the exception of the Chairman of each Committee who receives $1,000).

Stock Options. In August 1996, stockholders approved the 1996 Non-Employee Directors Stock Option Plan, under which all Directors who are not also employees of the Company will be automatically granted each year at the Annual Meeting of Stockholders options to purchase 2,500 shares at the fair market value of the Company’s Common Stock on the date of grant. All options are exercisable from the date of grant.

Audit Committee

The Audit Committee assists the Board in its oversight of the integrity of the Company’s financial statements, legal and regulatory compliance, the independent auditor’s qualifications and independence, and the performance of the Company’s internal audit function and of the independent auditors. The Audit Committee recommends for approval by the Stockholders, a firm of independent certified public accountants whose duty is to examine the Company’s financial statements. The Audit Committee has the sole authority and responsibility to appoint, subject to Stockholder approval, compensate and oversee the independent auditors, and to pre-approve all engagements, fees and terms for audit and other services provided by the Company’s independent auditors. The independent auditors are accountable to the Audit Committee. Mr. Burke is Chair of the Audit Committee and is the “audit committee financial expert” as defined by applicable SEC rules. The Audit Committee operates pursuant to a written charter. A copy of the Audit Committee Charter, which was revised in October 2005, is available on the Company’s website at www.medical-action.com.

Compensation Committee

The Compensation Committee assists the Board in discharging its responsibilities with regard to executive compensation and oversight of the general compensation philosophy of the Company and prepares a report on executive compensation to the Company’s stockholders. It is responsible for reviewing and approving the objectives, evaluating the performance, and reviewing and recommending the compensation of the Chief Executive Officer to the Board. The Compensation Committee also administers the Company’s stock option plans. Dr. Corso is Chair of the Compensation Committee. The Compensation Committee Charter is available on the Company’s website at www.medical-action.com.

Nominating and Governance Committee

The Nominating and Governance Committee assists the Board in identifying individuals qualified to become directors under criteria approved by the Board. The committee recommends to the Board the number and names of persons to be proposed by the Board for election as directors at the annual general meeting of stockholders and may also recommend to the Board persons to be appointed by the Board or to be elected by the stockholders to fill any vacancies which occur on the Board. The Nominating and Governance Committee is responsible for periodically reviewing director compensation and benefits, reviewing corporate governance trends, and recommending to the Board any improvements to the Company’s corporate governance guidelines as it deems appropriate. The Nominating and Governance Committee also recommends directors to serve on and to chair the Board Committees and leads the Board’s appraisal process. Mr. Wengrover is Chair of the Nominating and Governance Committee. The Nominating and Governance Committee operates pursuant to a written charter. A copy of the Nominating and Governance Committee Charter is available on the Company’s website at www.medical-action.com.

Corporate Governance Matters

The Company is committed to adhering to sound principles of corporate governance and has adopted corporate governance principles that the Board believes promote the effective functioning of the Board of Directors, its committees and the Company.

Director Independence

The Board of Directors has determined that each director is independent, as defined for purposes of the Nasdaq listing standards, other than Mr. Meringolo, who is Chairman, Chief Executive Officer and President of the Company, Richard G. Satin, who is Vice President of Operations, General Counsel and Corporate Secretary and Mr. Henry A. Berling, who until December 31, 2004 was Executive Vice President of Owens & Minor, Inc., one of the Company’s distributors. In making this determination, the Board affirmatively determined that each independent director or nominee had no relationship with the Company or management for more than the past three fiscal years.

Director Nominations

In obtaining the names of possible nominees, the Nominating and Governance Committee makes its own inquiries and will receive suggestions from other directors, management, stockholders and other sources, and its process for evaluating nominees identified in unsolicited recommendations from securities holders is the same as its process for unsolicited recommendations from other sources. All potential nominees must be considered by the Committee before being contacted by other Company directors or officers as possible nominees and before having their names formally considered by the full Board. The Nominating and Governance Committee will consider nominees recommended by securities holders who meet the eligibility requirements for submitting stockholder proposals for inclusion in the next proxy statement and submit their recommendations in writing to Chair, Nominating and Governance Committee, care of the Secretary, Medical Action Industries Inc, 800 Prime Place, Hauppauge, New York 11788 by the deadline for such stockholder proposals referred to at the end of this proxy statement. Unsolicited recommendations must contain all of the information that would be required in a proxy statement soliciting proxies for the election of the candidate as a director, a description of all direct or indirect arrangements or understandings between the recommending securities holder and the candidate, all other companies to which the candidate is being recommended as a nominee for director, and a signed consent of the candidate to cooperate with reasonable background checks and personal interviews, and to serve as a director of the Company, if elected.

The Nominating and Governance Committee believes that nominees should, in the judgment of the Board, be persons of integrity and honesty, be able to exercise sound, mature and independent business judgment in the best interests of the Stockholders as a whole, be recognized leaders in business or professional activity, have background and experience that will complement those of other board members, be able to actively participate in Board and Committee meetings and related activities, be able to work professionally and effectively with other Board members and Company management, be available to remain on the Board long enough to make an effective contribution, and have no material relationship with competitors or other third parties that could present realistic possibilities of conflict of interest or legal issues. The Nominating and Governance Committee also believes that the Board membership should include appropriate expertise, and reflect gender, cultural and geographical diversity as well as an appropriate mix of inside and independent directors.

Stockholder Communication with Board Members

The Board has established a process for securities holders to send communications, other than sales-related communications, to one or more of its members. Any such communications should be sent by letter addressed to the member or members of the Board to whom the communication is directed, care of the Secretary, Medical Action Industries Inc., 800 Prime Place, Hauppauge, New York 11788. All such communication will be forwarded to the Board member or members specified.

Director Presiding at Executive Sessions

In fiscal 2006, the Board of Directors scheduled executive sessions without any management present prior to each Board Meeting. Mr. Burke, Chairman of the Audit Committee presided at these executive sessions of non-management directors.

Corporate Governance Guidelines and Code of Ethics

Copies of the Company’s Corporate Governance Guidelines and Code of Ethics are available at the Company’s corporate governance website located at www.medical-action.com.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The Securities and Exchange Commission rules now require the Company to include in its proxy statement a report from the Audit Committee of the Board of Directors. The following report concerns the Committee’s activities regarding oversight of the Company’s financial reporting and auditing process.

Except for Mr. Wengrover and Mr. Burke, the Audit Committee members are not professional accountants or auditors, and their functions are not intended to duplicate or to certify the activities of management and the independent auditor. The Committee serves as a board-level oversight role, in which it provides advice, counsel and direction to management and the auditors on the basis of the information it receives, discussions with management and the auditors and the experience of the Committee’s members in business, financial and accounting matters.

The Audit Committee has reviewed and discussed the financial statements with management and the independent auditor, Grant Thornton LLP, management represented to the Committee that the Company’s financial statements were prepared in accordance with generally accepted accounting principles, and the independent auditor represented that its presentations included the matters required to be discussed with the independent auditor by Statement on Auditing Standards No. 61, as amended, “Communication with Audit Committees.” The Audit Committee discussed with the Company’s senior management and independent auditor the review of the Company’s reporting and internal controls undertaken in connection with certifications by the Company’s Chief Executive Officer and Principal Accounting Officer pursuant to the Sarbanes-Oxley Act of 2002 in certain of the Company’s filings with the Securities and Exchange Commission. The Audit Committee also reviewed and discussed such other matters as it deemed appropriate, including other provisions of the Sarbanes-Oxley Act of 2002 and rules adopted or proposed to be adopted by the Securities and Exchange Commission and the NASDAQ Stock Market.

The Company’s independent auditor also provided the Committee with the written disclosures required by Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” and the Committee discussed with the independent auditor that firm’s independence.

Following the Committee’s discussions with management and the independent auditor, the Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company’s annual report on Form 10-K for the year ended March 31, 2006 filed with the Securities and Exchange Commission.

The Audit Committee

William W. Burke, Chairman

Dr. Philip F. Corso

Bernard Wengrover

EXECUTIVE COMPENSATION

The following table sets forth information concerning the annual and long-term compensation of the Company’s Chief Executive Officer (“CEO”) and each of the Company’s most highly compensated executive officers (referred to collectively with the CEO as the “named executives”) during the years ended March 31, 2006, 2005, and 2004.

SUMMARY COMPENSATION TABLE

	Annual Compensation				Long-term Compensation Awards
Name and Principal Position (1)	Fiscal Year	Salary ($)	Bonus ($)	Other Annual Comp. ($) (3)	Restricted Stock Awards ($) (4)	Options (#) (5)	LTIP Payments ($) (6)	All Other Compensation ($) (7) (8)
Paul D. Meringolo	2006	701,186	—	—	117,300	—	—	12,175
Chairman of the Board	2005	543,099	—	—	—	—	—	12,994
and CEO	2004	450,981	106,000	—	—	15,000	—	21,838

Richard G. Satin	2006	283,661	99,500	—	117,300	—	—	15,246
Vice President of Operations	2005	248,865	100,000	—	—	20,000	—	22,044
and General Counsel	2004	220,258	103,000	—	—	15,000	—	22,930

Manuel B. Losada (2)	2006	260,984	89,750	—	117,300	—	—	1,503
Vice President of Sales and	2005	154,154	75,000	—	—	50,000	—	—
Marketing

Eric Liu	2006	243,519	84,365	—	117,300	—	—	3,366
Vice President of	2005	219,538	100,000	—	—	20,000	—	3,185
International Operations and	2004	204,654	85,800	—	—	15,000	—	4,192
Global Development

(1)	Includes Chairman of the Board and CEO and the other most highly compensated executive officers as measured by salary and bonus.

(2)	Mr. Losada became an executive officer in August 2004.

(3)	There were no (a) perquisites over the lesser of $50,000 or 10% of the individual’s total salary and bonus for the last year, (b) payment of above-market preferential earnings on deferred compensation, (c) payments of earnings with respect to long-term incentive plans prior to settlements or maturation, (d) tax payment reimbursements, or (e) preferential discounts on stock.

(4)	Represents the dollar value of restricted shares granted during the year in question, calculated by multiplying the closing market price of the Company’s Common Stock on the date of grant by the number of shares awarded. Dividends are paid in shares of restricted stock if and to the extent paid on the Company’s Common Stock generally.

(5)	Includes shares subject to options granted to Messrs. Paul D. Meringolo, Richard G. Satin, Manuel B. Losada and Eric Liu under the Company’s 1994 Stock Incentive Plan and 1989 Non-Qualified Stock Option Plan.

(6)	For fiscal 2006, 2005, and 2004, the Company had no long-term incentive plans in existence. Accordingly, there were no payments or awards under any long-term incentive plan.

(7)	The Company has entered into an Employment Agreement with Mr. Paul D. Meringolo and Change of Control Agreements with Messrs. Paul D. Meringolo, Richard G. Satin and Manuel B. Losada that may result in payments to each of them upon a change of control of the Company. These arrangements are described under “Management-Employment Agreement” and “Change of Control Arrangements”.

(8)	Includes, among other things, matching contributions under the Company’s 401(k) Retirement Plan, the cost to the Company of the non-business use of Company automobiles, interest-free loans and reimbursement of certain medical expenses which are payable to Mr. Paul D. Meringolo under his Employment Agreement.

Stock Option Information

Option Grant Table: The following table sets forth information concerning individual grants of stock options made to the named executives during the fiscal year ended March 31, 2006:

Individual Grants

Name	Options Granted (Shares) (1)	% of Total Options Granted to Employees in Fiscal 2006	Range of Exercise Prices ($/Share)	Potential Realized Value at Assumed Annual Rates of Stock Price Appreciation for Option Term (2)
				5%($)	10%($)
Richard G. Satin	30,000	13.6%	$17.90	$148,363	$327,844

Manuel B. Losada	25,000	11.3%	$17.68	$122,807	$269,845

Eric Liu	30,000	13.6%	$17.90	$148,363	$327,844

(1)	All of the options in the above table were non-statutory stock options awarded under the 1994 Stock Incentive Plan. The stock options were granted to Messrs. Richard G. Satin and Eric Liu on May 23, 2005 and Mr. Losada on August 8, 2005, and will be exercisable to the extent of 50% two years from the date of grant and 100% three years from date of grant. The stock options were granted at the closing price of the Company’s Common Stock as reported in the Wall Street Journal on the date of grant.

(2)	The dollar amounts under the 5% and 10% columns in the table are the result of calculations required by the Securities and Exchange Commission (the “SEC”) and therefore are not intended to forecast possible future appreciation of the stock price of the Company. Although permitted by the SEC’s rules, the Company did not use an alternate formula for grant date valuation because the Company is not aware of any formula which will determine with reasonable accuracy a present value based on future unknown or volatile factors. No gain on the stock options awarded to the named executives or other employees is possible without appreciation in the price of the Company’s Common Stock, which will benefit all stockholders. The real value of the options in this table depends upon the actual performance of the Company’s Common Stock during the applicable period.

Aggregate Fiscal Year-End Option Value Table: The following table sets forth, with respect to the named executives, information concerning the exercise of options during the last fiscal year and unexercised options held as of March 31, 2006:

AGGREGATED OPTION EXERCISES AND FISCAL YEAR-END VALUES

Name	Shares Acquired on Exercise(#)	Value Realized($) (1)	Number of Shares Underlying Unexercised Options at March 31, 2006		Value of Unexercised In-the-Money Options at March 31, 2006 (2)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Paul D. Meringolo	—	—	70,000	—	$1,296,675	$—

Richard G. Satin	—	—	45,000	50,000	$497,550	$318,100

Manuel B. Losada	—	—	—	75,000	—	$582,250

Eric Liu	—	—	92,500	57,500	$1,553,700	$398,275

(1)	The value realized is the spread between the fair market value of the underlying shares on the date of exercise and the exercise price.

(2)	These values are calculated by subtracting the exercise price from the fair market value of the Company’s Common Stock as of fiscal year end.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

Notwithstanding any statement to the contrary in any of our previous or future filings with the Securities and Exchange Commission, this Board Compensation Committee Report on Executive Compensation shall not be deemed “filed” with the Commission or “soliciting material” under the Securities Exchange Act of 1934, as amended, and shall not be incorporated by reference into any such filings.

The Compensation Committee of the Board of Directors (the “Compensation Committee”) reviews and approves our executive compensation policies. The Compensation Committee administers our various incentive plans, including the 1994 Stock Incentive Plan and the 1989 Non-Qualified Stock Option Plan, sets compensation policies applicable to our executive officers and evaluates the performance of our executive officers. The compensation levels of our executive officers for fiscal year 2006, including base salary levels, potential bonuses, stock and option grants were determined by the Compensation Committee at the beginning of the fiscal year. The following is a report of the Compensation Committee describing the compensation policies and rationale applicable with respect to the compensation paid to our executive officers for fiscal year 2006.

General Compensation Philosophy

Our philosophy in setting compensation policies for our executive officers is to maximize stockholder value over time. The primary goal of our executive compensation program is to closely align the interests of the executive officers with those of our stockholders. To achieve this goal, we attempt to (i) offer compensation opportunities that attract and retain executives whose abilities are critical to our long-term success, motivate individuals to perform at their highest level and reward outstanding achievement, (ii) maintain a portion of the executive’s total compensation at risk, tied to achievement of financial, organizational and management performance goals, and (iii) encourage executives to manage from the perspective of owners with an equity stake in Medical Action. The Compensation Committee currently uses base salary, annual cash incentives and stock options to meet these goals.

Cash Compensation

Base salary is primarily used by us as a device to attract, motivate, reward and retain highly skilled executives. The Compensation Committee reviewed and approved fiscal 2006 base salaries for our Chief Executive Officer and other executive officers at the beginning of the fiscal year. Base salaries were established by the Compensation Committee based on an executive officer’s job responsibilities, level of experience, individual performance, contribution to the business, our financial performance for the past year and recommendations from management. The Compensation Committee also takes into account the salaries for similar positions at comparable companies, based on each individual member’s industry experience. In reviewing base salaries, the Compensation Committee focuses significantly on each executive officer’s prior performance with us and expected contribution to our future success. In making base salary decisions, the Compensation Committee exercises its discretion and judgment based upon these factors. No specific formula is applied to determine the weight of each factor.

Each Named Executive Officer’s bonus is based on qualitative and quantitative factors and is intended to motivate and reward such Named Executive Officers by directly linking the amount of any cash bonus to specific Company-based performance targets and specific individual-based performance targets. Annual incentive bonuses for Named Executive Officers are intended to reflect the Committee’s belief that a portion of the compensation of each Named Executive Officer should be contingent upon the performance of our Company, as well as the individual contribution of each Named Executive Officer. The Compensation Committee establishes target bonuses for each Named Executive Officer. The Named Executive Officer, including Mr. Meringolo, must successfully achieve these performance targets which are submitted by management to the Compensation Committee for its evaluation and approval at the beginning of the fiscal year. The Company-based performance goals are tied to different indicators of our performance, such as operating results. The individual performance goals are tied to different indicators of such Named Executive Officer’s performance, such as our financial performance, new product development and increases in customer base. The Compensation Committee believes that the bonus arrangement provides an excellent link between our earnings performance and the incentives paid to the Named Executive Officers.

Equity-Based Compensation

The Compensation Committee provides our Named Executive Officers with long-term incentive compensation through grants of stock options under our 1994 Stock Incentive Plan and 1989 Non-Qualified Stock Option Plan. The Compensation Committee believes that stock and options provide our Named Executive Officers with the opportunity to purchase and maintain an equity interest in Medical Action and to share in the appreciation of the value of our Common Stock. The Compensation Committee believes that stock and options directly motivate an executive to maximize long-term stockholder value. Such grants also use vesting periods that encourage key executives to remain with Medical Action. All options granted to Named Executive Officers to date have been granted at the fair market value of our Common Stock on the date of grant. The Compensation Committee considers the grant of each option or stock subjectively, considering factors such as the Named Executive Officer’s relative position and responsibilities, the individual performance of the Named Executive Officer over the previous fiscal year and the anticipated contribution of the Named Executive Officer to the attainment of our long-term strategic performance goals. The Committee also considers stock and options granted in prior years. The Compensation Committee views stock and option grants as an important component of our long-term, performance-based compensation philosophy.

Tax Deductibility of Executive Compensation

The Compensation Committee has considered the potential impact of Section 162(m) of the Internal Revenue Code (the “Code”) on the compensation paid to our Named Executive Officers. Section 162(m) of the Code disallows a tax deduction for any publicly held corporation for individual compensation exceeding $1.0 million in any taxable year for any of the Named Executive Officers. However, certain performance-based compensation is specifically exempt from the deduction limit. Although the compensation paid to each of the Company’s Named Executive Officers is well below such limit, the Company intends to take the necessary steps to conform its compensation to comply with the Code.

CEO Compensation

The Compensation Committee meets without the CEO present to evaluate his performance. When Paul D. Meringolo was elected to the additional posts of Chairman and CEO in 1997, his base salary remained the same, as he is being compensated pursuant to an employment agreement which presently covers the five year period ending March 31, 2008. For the fiscal year ended March 31, 2006, Mr. Meringolo’s compensation is consistent with the guidelines used for all of the Company’s executive officers.

The Committee has concluded that Mr. Paul D. Meringolo’s performance warrants the compensation for fiscal year ended March 31, 2006 as reflected in the Summary Compensation table on page 12.

The Compensation Committee

Dr. Philip F. Corso, Chairman

William W. Burke

Bernard Wengrover

Stockholder Return Performance Graph

Set forth below is a line graph comparing the cumulative total return on the Company’s Common Stock against the cumulative total return of the Standard & Poor 500 Stock Index and Standard & Poor Healthcare (Medical Products and Supplies) Industry for the period of five years commencing April 1, 2001 and ending March 31, 2006.

The line graph assumes that $100 was invested on March 31, 2001 in the Company’s Common Stock, the Standard & Poor 500 Stock Index and Standard & Poor Health Care (Medical Products & Supplies) Index and that all dividends were reinvested.

Employment Agreement

In February, 1993, the Company entered into an Employment Agreement with Mr. Paul D. Meringolo. The Agreement, as amended, presently covers the five year period ending March 31, 2008 and provides for a salary at an annual rate of $250,000, together with cost of living increments and the reimbursement of medical expenses not otherwise covered by the Company’s medical plans, up to a maximum of $5,000. The Agreement further provides that in the event there is a change in control of the Company, as defined therein, or in any person directly or indirectly controlling the Company, as also defined therein, Mr. Meringolo has the option, exercisable within six months of becoming aware of such event, to terminate his Employment Agreement. Upon such termination, Mr. Meringolo has the right to receive as a lump sum payment an amount equal to the compensation remaining to be paid for the balance of the term of the Agreement.

PROPOSED AMENDMENT TO CERTIFICATE OF INCORPORATION

TO INCREASE AUTHORIZED SHARES OF COMMON STOCK

The Board of Directors has proposed and recommends to the Company’s stockholders the approval of an amendment to the first paragraph of Article “4” of the Company’s Certificate of Incorporation increasing the total number of shares which the Company has authority to issue from 15,000,000 to 40,000,000 with the par value of $.001 per share. The proposed amendment to the Company’s Certificate of Incorporation is indicated on Exhibit “A” annexed hereto.

The proposed amendment to the Company’s Certificate of Incorporation is intended to provide additional flexibility to the Company for possible capital reorganizations, acquisitions, refinancings, exchanges of securities, public offerings and other corporate purposes to finance the future growth of the Company.

The Board of Directors, which recommends approval of this amendment, believes it would be advantageous to the Company to be in a position to issue additional shares of Common Stock without the necessary delay of calling a stockholders’ meeting if one or more suitable opportunities are presented to the Company.

The following table sets forth as of June 15, 2006 the approximate number of shares of Common Stock authorized, outstanding, reserved, and available for issuance. The table further sets forth the approximate number of shares of Common Stock which will be available for issuance if this amendment is approved.

Authorized	Outstanding	Reserved (1)	Available For Issuance	Available For Issuance Upon Approval of Amendment
15,000,000

(1)	Represents shares reserved for issuance under the Company’s stock option plans.

The proposed amendment to the Company’s Certificate of Incorporation must be approved by a majority of the Company’s outstanding Common Stock entitled to vote on this matter at the Annual Meeting. Stockholders should note that an issuance of Common Stock by the Company other than on a pro rata basis may dilute their ownership position.

The Board of Directors of the Company recommends a vote FOR this proposed amendment.

PROPOSED AMENDMENTS TO THE COMPANY’S 1994 STOCK INCENTIVE PLAN

At the Annual Meeting there will be presented to stockholders a proposal amending its 1994 Stock Incentive Plan (the “Incentive Plan”) to (a) extend the termination date of the Incentive Plan; and (b) increase by 500,000 shares to 2,350,000 shares the number of shares eligible to be issued thereunder. A copy of the proposed amendment is attached hereto as Exhibit “B”.

The Incentive Plan was approved by the stockholders in August 1994, amended in August 1998, August 2001 August 2003 and August 2004. The Incentive Plan increases the Company’s flexibility in structuring equity-based incentive compensation by broadening the types of incentive awards that may be made, the granting of incentive stock options, shares of restricted stock and non-qualified stock options. The Board of Directors believes that a flexible plan is needed to fashion equity-based incentives consistent with the Company’s philosophy of linking executive compensation to total stockholder returns and the long-term financial performance of the Company.

During fiscal 2006, options were granted under the Incentive Plan to purchase 219,500 shares of common stock, of which 85,000 shares were to the named executives, at exercise prices ranging from $17.68 to $17.90. As of June 15, 2006,              shares remain available for issuance under the Incentive Plan. In addition, 25,000 restricted stock awards were granted in fiscal 2006, of which 20,000 were to named executives.

The Incentive Plan is administered by the Compensation Committee (the “Committee”), each of whom must be “disinterested” within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934. As a practical matter, Directors who are employees of the Company will not be eligible to serve as members of the Committee. The Committee determines the persons to whom, and the times at which, awards will be granted, the type of awards to be granted and all other related terms and conditions of the awards, subject to the limitations described below and set forth in the Incentive Plan. The terms and conditions of each award are set forth in a written agreement with a participant or a written program established by the Committee. All officers and key employees of the Company and its affiliates are eligible to participate in the Incentive Plan.

The number of shares of Common Stock reserved under the Incentive Plan is subject to adjustment in the event of stock dividends, stock splits, recapitalization and similar events. The per share exercise price of any options may not be less than the fair market value of a share of Common Stock at the time of grant. Once an option is granted, the exercise price may not be reduced and an option may not be exchanged for a new option with a lower exercise price.

The Committee cannot accelerate the vesting of stock awards, except in the case of a “Change in Control” (as defined in the Incentive Plan), death or disability of the participant. In addition, the Committee may not materially amend or increase any benefit under the Incentive Plan without the approval of the stockholders. No termination or amendment of the Incentive Plan without the consent of the holder of an award shall adversely affect the rights of the participant.

Federal Income Tax Information

Incentive stock options. An optionee will not recognize taxable income upon the grant or the exercise of an incentive stock option, and the Company will not be entitled to an income tax deduction as the result of the grant or exercise of an incentive stock option. Any gain or loss resulting from the subsequent sale of shares of Common Stock acquired upon exercise of an incentive stock option will be long-term capital gain or loss if the sale is made after the later of (a) two years from the date of grant of the option or (b) one year from the date of exercise of the option.

If an optionee sells Common Stock acquired upon the exercise of an incentive stock option prior to the expiration of both of the periods described in (a) and (b) above, the sale will be a “disqualifying disposition”

under the federal tax laws. The optionee will generally recognize ordinary income in the year of the disqualifying disposition in an amount equal to the difference between the exercise price of the incentive stock option and the fair market value of the ordinary income recognized by the optionee generally will not exceed the difference between the amount realized on the sale and the exercise price. The Company will be entitled to an income tax deduction equal to the amount taxable to the optionee. Any additional gain recognized by the optionee upon the disqualifying disposition will be taxable as long-term capital gain if the shares of Common Stock have been held for more than one year before the disqualifying disposition or short-term capital gain if the shares of Common Stock have been held for less than one year before the disqualifying disposition.

The amount by which the fair market value, determined on the date of exercise, of the shares of Common Stock purchased upon exercise of an incentive stock option exceeds the exercise price is also an item of tax preference that may be subject to alternative minimum tax in the year that the incentive stock option is exercised.

Nonstatutory stock options. As with an incentive stock option, an optionee will not recognize taxable income on the grant of a nonstatutory stock option, and the Company will not be entitled to an income tax deduction as the result of the grant of a nonstatutory stock option. Unlike an incentive stock option, however, upon the exercise of a nonstatutory stock option; the optionee generally will recognize ordinary income, and the Company will be entitled to an income tax deduction, in the amount by which the fair market value of he shares of Common Stock purchased upon exercise, determined as of the date of exercise, exceeds the exercise price. This income is part of the optionee’s “wages” for which the Company is required to withhold federal and state income as well as employment taxes.

Upon the sale of shares of Common Stock acquired upon the exercise of a nonstatutory stock option, the optionee will recognize capital gain or loss in an amount equal to the difference between the proceeds received upon sale and the fair market value of the shares on the date of exercise. If the optionee has held the shares for more than one year at the time of the sale, the capital gains or loss will be long-term, otherwise the capital gain will be short-term.

Restricted Stock. A participant who receive a restricted stock award will recognize no income on the grant of the restricted stock and the Company will not qualify for any deduction, unless the Section 83(b) election described below is made by the participant. At the time the restricted stock is no longer subject to a substantial risk of forfeiture, a participant will recognize ordinary compensation income in an amount equal to the excess, if any, of the fair market value of the restricted stock at the time the restriction lapses over the consideration paid by the participant for the restricted stock. The holding period that determines whether the participant has long-term or short-term capital gain or loss begins when the restriction period lapses. The tax basis for the shares will generally be the fair market value of the shares on the date of the lapse of the restrictions.

A participant may elect under Section 83(b) of the Internal Revenue Code within 30 days of the date of receipt of the restricted stock to be taxed differently. In the case of such an election (i) income is realized by the participant at the time the restricted stock is granted, in an amount equal to the excess of the fair market value of such shares of restricted stock at such time (determined without regard to any restrictions which apply to the shares) over the value of the consideration paid by the participant for those shares, and (ii) upon the subsequent sale or exchange of such shares, the participant will recognize capital gain or loss measured by the difference between the amount realized on the disposition and the basis of the restricted stock, which will equal the sum of consideration paid by the participant for those shares and the amount included in gross income under Section 83(b). If a participant makes such election and thereafter forfeits the restricted stock by operation of one of the restrictions imposed thereon, no ordinary loss deduction will be allowed. Such forfeiture will be treated as a sale or exchange upon which there is realized loss equal to the excess, if any, of the consideration paid for the restricted stock over the amount realized on such forfeiture. Such loss will be a capital loss if the shares are capital assets.

Whether or not the participant makes an election under Section 83(b), the Company generally will qualify for a deduction, subject to the reasonableness of compensation limitation, equal to the amount that is taxable as ordinary income to the participant, in its taxable year in which such income is included in the participant’s gross income. The income recognized by the participant will be subject to applicable withholding tax requirements.

Dividends paid on restricted stock that remains subject to a substantial risk of forfeiture will generally be treated as compensation that is taxable as ordinary income to the participant and will be deductible by the Company subject to the reasonableness limitation. If, however, the participant makes a Section 83(b) election, the dividends will be treated as dividends and taxable as ordinary income to the participant, but will not be deductible by the Company.

Plan Benefits

The Company is unable to determine the future incentive awards that will be granted under the Incentive Plan if the proposed amendments are approved by the stockholders. The following table sets forth information with respect to past grants of stock options and restricted stock outstanding under the Plan to (i) the Company’s Chief Executive Officer, (ii) the Company’s four most highly compensated individuals, (iii) all current executive officers as a group, (iv) all current directors who are not executive officers as a group, (iv) all current directors who are not executive officers as a group, and (v) all employees including officers who are not executive officers as a group”

Name and Position	Outstanding Grants
	Options	Restricted Stock
Paul D. Meringolo, Chief Executive Officer	25,000	5,000
Richard G. Satin, Vice President of Operations and General Counsel	95,000	5,000
Manuel B. Losada, Vice President of Sales and Marketing	75,000	5,000
Eric Liu, Vice President of International Operations and Global Development	95,000	5,000
Current Executive Group	290,000	20,000
Current Non-Executive Director Group	—	—
Current Non-Executive Officer Employee Group	384,906	12,500

Vote Required for Adoption of Proposed Amendments to the 1994 Stock Incentive Plan

Ratification of this action requires the affirmative vote of the majority of the votes cast on this matter at the Annual Meeting. If this Amendment is not approved, the Plan will remain in effect but the amendment shall become null and void.

The Board of Directors of the Company recommends a vote FOR the amendments to the 1994 Stock Incentive Plan.

PROPOSED AMENDMENTS TO THE COMPANY’S 1989 NON-QUALIFIED STOCK OPTION PLAN

At the Annual Meeting there will be presented to stockholders a proposal amending its 1989 Non-Qualified Stock Option Plan (the “Option Plan”) to (a) extend the termination date of the Option Plan; and (b) increase by 500,000 shares to 2,150,000 shares the number of shares eligible to be issued thereunder. A copy of the proposed amendment is attached hereto as Exhibit “C”.

In the opinion of the Board of Directors, the ability to grant options to employees and key individuals with special skills, talents and experience and to motivate them, through stock ownership in the Company, promotes the best interests of the Company and its stockholders.

The Option Plan, which expires October 24, 2009, was approved by the stockholders in October 1990 and amended in September 1992, August 2006 and August 1998 and covers 2,150,000 shares of the Company’s Common Stock. Under the terms of the Option Plan, the purchase price of the shares subject to each option granted will not be less than 85% of the fair market value at the date of grant. The date of exercise may be determined at the time of grant by the Board of Directors, but may not exceed ten (10) years. During fiscal 2006, no options were granted under the Option Plan.

Presently, only 6,875 options remain available for issuance under the Option Plan. The Board of Directors believes that this amount is insufficient and is therefore of the view that the allocation of an additional 500,000 shares of the Common Stock of the Company is well advised and that the Option Plan be extended to December 31, 2015. As the Company’s principal stock option plan, along with the 1994 Stock Incentive Plan, it is intended to serve as an additional incentive to all employees and key individuals to devote themselves to the future success of the Company by providing them with an opportunity to increase their proprietary interest in the Company through the receipt of options to purchase the Company’s Common Stock. The Board of Directors of the Company believes this Amendment to be in the best interests of the Company and recommends its approval.

The Option Plan is administered by a Compensation Committee (the “Committee”) each of whom must be “disinterested” within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934. As a practical matter, Directors who are employees of the Company will not be eligible to serve as members of the Committee. The Committee determines the persons to whom, and the times at which, awards will be granted, the type of awards to be granted and all other related terms and conditions of the awards, subject to the limitations described below and set forth in the Incentive Plan. The terms and conditions of each award are set forth in a written agreement with a participant or a written program established by the Committee. All officers and key employees of the Company and its affiliates are eligible to participate in the Option Plan.

Subject to the terms of the Option Plan, the Board of Directors or the Committee may determine and designate those employees who are to be granted stock options under the Option Plan and the number of shares to be subject to such options and, as hereinafter described, the nature and terms of the options to be granted.

The option price under the Option Plan will be not less than 85% of the fair market value of the Company’s Common Stock on the date of grant of the stock option, as determined by the Committee. The option price, as well as the number of shares subject to such option, shall be appropriately adjusted by the Committee in the event of stock splits, stock dividends, recapitalizations, and certain other events involving a change in the Company’s capital.

Upon exercise of a stock option, the option price shall be paid by the grantee in the manner specified in the applicable agreement with the grantee. Withholding and other employment taxes applicable to the exercise of an option shall be paid by the grantee at such time as the Committee determines that the grantee has recognized gross income under the Code resulting from such exercise.

Federal Income Tax Consequences

An optionee will not recognize taxable income on the grant of a nonstatutory stock option, and the Company will not be entitled to an income tax deduction as the result of the grant of a nonstatutory stock option. Upon the exercise of a nonstatutory stock option, the optionee generally will recognize ordinary income, and the Company will be entitled to an income tax deduction, in the amount by which the fair market value of the shares of Common Stock purchased upon exercise, determined as of the date of exercise, exceeds the exercise price. This income is part of the optionee’s “wages” for which the Company is required to withhold federal and state income as well as employment taxes.

Upon the sale of shares of Common Stock acquired upon the exercise of a nonstatutory stock option, the optionee will recognize capital gain or loss in an amount equal to the difference between the proceeds received upon sale and the fair market value of the shares on the date of exercise. If the optionee has held the shares for more than one year at the time of the sale, the capital gain or loss will be long-term, otherwise the capital gain will be short-term.

If a nonstatutory stock option is granted with an exercise price of less than the fair market value of the underlying Common Stock as of the date of grant, such award may constitute deferred compensation under Section 409A of the Internal Revenue Code and the deferred compensation component of the award will be taxable when it is earned and vested (even if not then payable) and the recipient will be subject to a 20% additional tax.

Plan Benefits

The Company is unable to determine the future incentive awards that will be granted under the Option Plan if the proposed amendments are approved by the stockholders. The following table sets forth information with respect to the grants of stock options outstanding under the Option Plan to (i) the Company’s Chief Executive Officer, (ii) the Company’s four most highly compensated individuals, (iii) all current executive officers as a group, (iv) all current directors who are not executive officers as a group, (iv) all current directors who are not executive officers as a group, and (v) all employees including officers who are not executive officers as a group”

Name and Position	Outstanding Grants
Paul D. Meringolo, Chief Executive Officer	45,000
Richard G. Satin, Vice President of Operations and General Counsel	—
Manuel B. Losada, Vice President of Sales and Marketing	—
Eric Liu, Vice President of International Operations and Global Development	55,000
Current Executive Group	100,000
Current Non-Executive Director Group	—
Current Non-Executive Officer Employee Group	41,250

All options to be granted under the Option Plan are nonstatutory options not entitled to special tax treatment under Section 422A of the Code, as amended. The grant of an option will not result in taxable income to the recipient at the time of grant. Upon the exercise of such option, an employee who is not a Director or officer of the Company will be treated as receiving compensation taxable as ordinary income in an amount equal to the excess of the fair market value of the shares of the Company’s Common Stock at the time of exercise over the exercise price. The date of recognition and determination of ordinary income attributable to shares received upon exercise of an option by a Director or officer of the Company, while he or she is subject to Section16(b) of the Securities Exchange Act of 1934, is generally delayed until six months after exercise, unless such person elects to be taxed as of the date of exercise. The Company will receive a deduction for the amount treated as compensation to the recipient at the time that the recipient recognizes such income. The Company will receive a deduction only if it satisfies its withholding obligations.

The tax basis of the shares of Common Stock received by the recipient will be the fair market value on he date the recipient is considered to have received compensation, and the holding period of the shares will begin the day after such date.

Upon subsequent disposition of the shares subject to the option, any differences between the tax basis of the shares and the amount realized on the disposition is generally treated as long-term or short-term capital gains or loss, depending on the holding period of the shares of Common Stock.

Vote Required for Adoption of Proposed Amendments to the 1989 Non-Qualified Stock Option Plan

Ratification of this action requires the affirmative vote of the majority of the votes cast on this matter at the Annual Meeting. If this Amendment is not approved, the Plan will remain in effect but the amendment shall become null and void.

The Board of Directors of the Company recommends a vote FOR the amendments to the 1989 Non-Qualified Stock Option Plan.

PROPOSED AMENDMENT TO THE COMPANY’S 1996 NON-EMPLOYEE

DIRECTORS STOCK OPTION PLAN

At the Annual Meeting there will be presented to stockholders a proposal amending its 1996 Non-Employee Directors Stock Option Plan (“Directors Plan”). A copy of the is attached as Exhibit “D”.

The Directors Plan, which expires August 17, 2006, was approved by the stockholders in August 1996, covers 100,000 shares of the Company’s Common Stock. Under the terms of the Directors Plan, all Directors who are not also employees of the Company are automatically granted each year at the Annual Meeting of Stockholders options to purchase 2,500 shares at the fair market value of the Company’s Common Stock on the date of grant. All options are exercisable from the date of grant.

Presently, only 25,000 options remain available for issuance. The Board of Directors believes that this amount is insufficient and is therefore of the view that the allocation of an additional 400,000 shares of the Common Stock of the Company is well advised. The shares available for issuance under the Directors Plan will also be increased to the extent any stock options expire or terminate unexercised.

Plan Benefits

Under the current Directors Plan, each of our non-employee directors is automatically granted an option to purchase 2,500 shares of our common stock on the date he or she first becomes a director, and on each anniversary of a director’s initial grant, each eligible director will automatically be granted an additional option to purchase 2,500 shares of our common stock if the director has served continuously as a director since the date of the initial grant or most recent grant. The exercise prices at which the remaining grants will be made are not determinable because they will be based upon the fair market value of our common stock on the date of grant.

All options to be granted under the Directors Plan are nonstatutory options not entitled to special tax treatment under Section 422A of the Code, as amended. The grant of an option will not result in taxable income to the recipient at the time of grant. The date of recognition and determination of ordinary income attributable to shares received upon exercise of an option by a Director, while he or she is subject to Section 16(b) of the Securities Exchange Act of 1934, is generally delayed until six months after exercise, unless such person elects to be taxed as of the date of exercise. The Company will receive a deduction for the amount treated as compensation to the recipient at the time that the recipient recognizes such income. The Company will receive a deduction only if it satisfied its withholding obligations.

The tax basis of the shares of Common Stock received by the recipient will be the fair market value on the date the recipient is considered to have received compensation, and the holding period of the shares will begin the day after such date.

Upon subsequent disposition of the shares subject to the option, any differences between the tax basis of the shares and the amount realized on the disposition is generally treated as long-term or short-term capital gains or loss, depending on the holding period of the shares of Common Stock.

Vote Required for Adoption of Proposed Amendments to the 1996 Non-Employee Directors Plan

Ratification of this action requires the affirmative vote of the majority of the votes cast on this matter at the Annual Meeting. If this Amendment is not approved, the Plan will remain in effect but the amendment shall become null and void.

The Board of Directors of the Company recommends a vote FOR the amendments to the 1996 Non-Employee Directors Plan.

Medical Action Industries Inc. Retirement Plan

The Company has adopted, effective April 1, 1988, the Medical Action Industries Inc. Retirement Plan (the “Retirement Plan”) for certain employees pursuant to Section 401(k) of the Internal Revenue Code. All employees of the Company are eligible to participate in the Retirement Plan. Subject to the terms and conditions of the Retirement Plan, each eligible employee may contribute up to 15% of his compensation, as defined therein. Each participant’s contribution vests immediately.

In addition, the Retirement Plan provides for discretionary Company contributions, up to a maximum of 6% of such participant’s compensation. Each participant’s portion of the discretionary contribution vests over a period of four years.

For the fiscal year ended March 31, 2006, contributions under the Retirement Plan for Messrs. Meringolo, Satin, and Liu were approximately $3,375, $2,430 and $2,570, respectively, and $8,375 for all officers as a group.

Change in Control Arrangements

The Company has entered into agreements with three of its executive officers, Messrs. Paul D. Meringolo, Satin and Losada, which provide certain benefits in the event of a change in control of the Company. A “change in control” of the Company is defined as, in general, the acquisition by any person of beneficial ownership of 20% or more of the voting stock of the Company, certain business combinations involving the Company or a change in a majority of the incumbent members of the Board of Directors, except for changes in the majority of such members approved by such members. If, within two years after a change in control, the Company or, in certain circumstances, the executive, terminates his employment, the executive is entitled to a severance payment equal to three times (i) such executive’s highest annual salary within the five-year period preceding termination plus (ii) a bonus increment equal to the average of the two highest of the last five bonuses paid to such executive. In addition, the executive is entitled to the continuation of all employment benefits for a three-year period, the vesting of all stock options and certain other benefits, including payment of an amount sufficient to offset any “excess parachute payment” excise tax payable by the executive pursuant to the provisions of the Internal Revenue Code or any comparable provision of state law.

The Company has also entered into similar agreements with several members of its senior management team, which provides, however, for a one (1) year severance payment.

Prior to a change in control, the rights and obligations of the executive with regard to his employment by the Company shall be determined in accordance with the policies and procedures adopted from time to time by the Company. The agreements deal only with certain rights and obligations of the executive subsequent to a change in control, and the existence of the agreement shall not be treated as raising any inference with respect to what rights and obligations exist prior to a change in control.

RATIFICATION OF INDEPENDENT CERTIFIED REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors has selected Grant Thornton LLP, independent certified registered public accounting firm, to examine financial statements of the Company for the fiscal year ending March 31, 2007. In the absence of contrary specifications, the shares represented by the proxies will be voted FOR the ratification of this appointment. If the stockholders fail to ratify this appointment, the Board of Directors will reconsider its selection.

Grant Thornton LLP has been our independent accountants since 1998. A representative of Grant Thornton LLP will be present at the annual meeting, will have the opportunity to make a statement if he or she desires to do so and will be available to answer any appropriate questions.

Principal Accounting Firm Fees

The following table sets forth the aggregate fees billed to the Company for the fiscal years ended March 31, 2006 and 2005 by the Company’s principal accounting firm, Grant Thornton LLP.

Description	March 31,
	2006	2005
Audit fees	$283,496	$300,212
Tax fees	50,262	41,184
All other fees	—	—

Total	$333,758	$341,396

Audit Fees

In fiscal 2006 and 2005, these services consisted of fees billed for professional services rendered for the audit of our financial statements, review of the interim financial statements included in quarterly reports, review of the Company’s proxy statement and Sarbanes-Oxley Section 404 audit procedures.

Tax Fees

Consists of fees billed for professional services for tax compliance, tax advice and tax planning. These services include tax planning and the preparation of various tax returns and advice on other tax related matters.

Vote Required and Board Recommendation

If a quorum is present, the affirmative vote of the holders of a majority of the shares to be voted will be required to approve this proposal. Abstentions will have the same effect as a vote against this proposal and broker non-votes will have no effect on the outcome of the vote with respect to this proposal. The Board of Directors recommends that stockholders vote FOR ratification of the appointment of Grant Thornton LLP as our independent certified public accountants.

CERTAIN TRANSACTIONS

As of March 31, 2006, there is an outstanding loan due from Mr. Liu, related to the exercise of stock options, aggregating approximately $126,000, which bears interest at 7%, the loan was repaid in May 2006.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT

Pursuant to Section 16(a) of the Securities Exchange Act of 1934, directors, certain officers, and beneficial owners of 10% or more of the Company’s Common Stock (“reporting persons”) are required from time to time to file with the Securities and Exchange Commission (the “Commission”) reports on Forms 3, 4 or 5, relating principally to transactions in Company securities by such persons. Based solely upon its review of the copies of such reports furnished to the Company, or written representations received by the Company that no other reports were required, the Company believes during fiscal 2006 that the reporting persons filed on a timely basis the reports required by Section 16(a) of the Securities Exchange Act of 1934.

Voting Via the Internet or By Telephone

Please note that there are separate Internet and telephone voting arrangements depending upon whether your shares are registered in your name or in the name of a bank or broker. Stockholders voting via the Internet should understand that there may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies, that must be borne by such Stockholder utilizing such services.

Shares Registered Directly in the Name of the Stockholder

Stockholders with shares of Common Stock registered directly with the Company’s transfer agent, American Stock Transfer & Trust Company (“AmStock”), may vote telephonically by calling 1-800-PROXIES (1-800-776-9437) on a touch tone telephone, or via the Internet at AmStock’s voting site on the World Wide Web (www.voteproxy.com). A Control Number located on the proxy card will be utilized to verify your identity, allow you to vote your shares of Common Stock, and confirm that your voting instructions have been properly recorded.

Shares Registered in the Name of a Brokerage Firm or Bank

A number of brokerage firms and banks are participating in a program that also offers telephone and Internet voting options. This program is likely different from the program provided by AmStock for the Company’s shares of Common Stock registered in the name of the stockholder. If your shares are held in an account at a brokerage firm or bank which participates in an electronic voting program, you may vote those shares telephonically or via the Internet by following the instructions provided on your proxy card.

ADDITIONAL INFORMATION

The Board of Directors does not intend to present to the meeting any matters not referred to in the form of proxy. If any proposal not set forth in this Proxy Statement should be presented for action at the meeting, and is a matter which should come before the meeting, it is intended that the shares represented by proxies will be voted with respect to such matters in accordance with the judgment of the persons voting them.

Stockholder proposals with respect to the Company’s next Annual Meeting of Stockholders must be received by the Company no later than April 1, 2007 to be considered for inclusion in the Company’s next Proxy Statement.

A copy of the Annual Report has been mailed to every stockholder of record. The Annual Report is not to be considered proxy-soliciting material.

By Order of the Board of Directors,

Richard G. Satin
Vice President of Operations
and General Counsel

Dated:	Hauppauge, New York
June 27, 2006

EXHIBIT A

CERTIFICATE OF AMENDMENT

OF

THE CERTIFICATE OF INCORPORATION

OF

MEDICAL ACTION INDUSTRIES INC.

Under Section 242 of the General Corporation Law

It is hereby certified that:

FIRST:	The name of the corporation is MEDICAL ACTION INDUSTRIES INC. (the “Corporation).

SECOND:	The certificate of incorporation of the Corporation is hereby amended by striking out Article FOURTH in its entirety, and the following new Article FOURTH is substituted in lieu thereof:

“FOURTH: The total number of shares of stock that this Corporation shall have authority to issue is (i) 40,000,000 shares of Common Stock, $.001 par value per share (“Common Stock”) and (ii) 5,000,000 shares of Preferred Stock, $.001 per value per share (“Preferred Stock”).

A.	COMMON STOCK. The holders of Common Stock shall be entitled to one vote for each share held; the holders of Common Stock shall be entitled to receive such dividends as may be declared form time to time by the Board of Directors; and in the event of the voluntary or involuntary liquidation; dissolution or winding up of the Corporation, the holders of the Common Stock shall be entitled to receive all the remaining assets of the Corporation, tangible and intangible, of whatever kind available for distribution to stockholders ratably in proportion to the number of shares of Common Stock held by them, respectively.

B.	PREFERRED STOCK. Authority is hereby expressly granted to the Board of Directors from time to time to issue the Preferred Stock in one or more series, and in connection with the creation of any such series, by resolution or resolutions providing for the issue of the shares thereof, to determine and fix such voting powers, full or limited, or not voting powers, and such designations, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof, including without limitation thereof, dividend rights, conversion rights, redemption privileges and liquidation preferences, as shall be stated and expressed in such resolutions, all to the full extent now or hereafter permitted by the General Corporation Law of Delaware. Without limiting the generality of the foregoing, the resolutions providing for issuance of any series of Preferred Stock may provide that such series shall be superior or rank equally or be junior to the Preferred Stock of any other series to the extent permitted by law. Except as expressly provided elsewhere in this Article FOURTH, no vote of holders of the Preferred Stock or Common Stock shall be required in connection with the designation or the issuance of any shares of any series of any Preferred Stock authorized by and complying with the conditions herein, the right to have such vote being expressly waived by all present and future holders of the capital stock of the Corporation.”

THIRD:	The amendment of the certificate of incorporation herein certified has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

A-1

Signed and attested to on August     , 2006

Paul D. Meringolo Chief Executive Officer

ATTEST:

Richard G. Satin, Secretary

A-2

EXHIBIT B

PROPOSED AMENDMENT TO THE

MEDICAL ACTION INDUSTRIES INC.

1994 STOCK INCENTIVE PLAN

The Medical Action Industries Inc. 1994 Stock Incentive Plan (the “Incentive Plan”) is hereby amended as follows:

1.	Section 2.2 is hereby amended and restated in its entirety as follows:

“Subject to adjustment in accordance with Section 5.2, 2,350,000 shares of Stock (the “Maximum Plan Shares”) are hereby reserved exclusively for issuance pursuant to Stock Incentives. At no time shall the Company have outstanding Stock Incentives subject to Section 16 of the Exchange Act and shares of Stock issued in respect of Stock Incentives in excess of the Maximum Plan Shares; for this purpose, the outstanding Stock Incentives and shares of Stock issued in respect of Stock Incentives shall be computed in accordance with Rule 16b-3(a)(1) as promulgated under the Exchange Act. To the extent permitted by Rule 16-b3(a)(1) as promulgated under the Exchange Act, the shares of Stock attributable to the non-vested, unpaid, unexercised, unconverted or otherwise unsettled portion of any Stock Incentive that is forfeited or cancelled or expires or terminates for any reason without becoming vested, paid, exercised, converted or otherwise settled in full shall again be available for purposes of the Plan.”

2.	Termination Date. The termination date of the Incentive Plan shall be extended to and including December 31, 2015.

3.	Effective Date. The effective date of this Amendment to the Incentive Plan shall be August 17, 2006.

B-1

EXHIBIT C

PROPOSED AMENDMENT TO THE

MEDICAL ACTION INDUSTRIES INC.

1989 NON-QUALIFIED STOCK OPTION PLAN

The Medical Action Industries Inc. 1989 Non-Qualified Stock Option Plan (the “Plan”) is hereby amended as follows:

1.	Section 3(b) is hereby amended and restated in its entirety as follows:

“Subject to adjustments made pursuant to provisions of Paragraph (c) of this Section 3, the aggregate number of shares to be delivered upon exercise of all Options that may be granted under this Plan shall be 2,650,000 shares. If an Option granted under the Plan shall expire or terminate for any reason during the term of the Plan, the shares subject to but not delivered under such Option shall be available for the grant of other Options. The foregoing notwithstanding, no person may be granted Options in any calendar year to purchase shares of Common Stock which in the aggregate have a fair market value of more than $100,000.”

2.	Section 5 is hereby amended and restated in its entirety as follows:

“The terms during which Options may be granted under the Plan shall commence on October 25, 1989 and expire on December 31, 2015, provided, however, that if the Plan is not approved by the stockholders of Medical Action all Options granted hereunder shall become null and void. Subject to the provisions of the Plan with respect to death, retirement and termination of employment, the maximum period during which each Option may be exercised may be fixed by the Board or the Committee, as the case may be, at the time such Option is granted but shall in no event exceed ten (10) years.”

3.	Effective Date. The effective date of this Amendment to the Incentive Plan shall be August 17, 2006.

C-1

EXHIBIT D

PROPOSED AMENDMENT TO THE

MEDICAL ACTION INDUSTRIES INC.

STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS

The Medical Action Industries Inc. Stock Option Plan for Non-Employee Directors (the “Plan”) is hereby amended as follows:

1.	Section 4 is hereby amended and restated in its entirety as follows:

“Subject to adjustment as provided in Section 7, an aggregate of 500,000 shares of Stock shall be available for issuance upon the exercise of options granted under the Plan. The shares of Stock deliverable upon the exercise of options may be made available from authorized but unissued share or shares reacquired by the Company, including shares purchased in the open market or in private transactions. If any option granted under the Plan shall terminate for any reason without having been exercised, the shares subject to, but not delivered under, such option shall be available for other options.”

2.	Termination Date. The termination date of the Plan shall be extended to and including December 31, 2015.

3.	Effective Date. The effective date of this Amendment to the Plan shall be August 17, 2006.

D-1

PROXY

MEDICAL ACTION INDUSTRIES INC.

The undersigned hereby appoints Paul D. Meringolo and Richard G. Satin, or either of them with full power of substitution, proxies to vote at the Annual Meeting of Stockholders of Medical Action Industries Inc. (the “Company”) to be held on Thursday, August 17, 2006 at 9:00 a.m., local time, and at any adjournment or adjournments thereof, hereby revoking any proxies heretofore given, to vote all shares of common stock of the Company held or owned by the undersigned directed below, and in their discretion upon such other matters as may be come before the meeting.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

(To be Signed on Reverse Side)

ANNUAL MEETING OF STOCKHOLDERS OF

MEDICAL ACTION INDUSTRIES INC.

August 17, 2006

Co. # _______________	Acct. # _____________

PROXY VOTING INSTRUCTIONS

TO VOTE BY MAIL

Please date, sign and mail your proxy card in the envelope provided as soon as possible.

TO VOTE BY TELEPHONE (TOUCH-TONE PHONE ONLY)

Please call toll-free 1-800-PROXIES and follow the instructions. Have your control number and the proxy card available when you call.

TO VOTE BY INTERNET

Please access the web page at “www.voteproxy.com” and follow the on-screen instructions. Have your control number available when you access the web page.

YOUR CONTROL NUMBER IS

ê    Please Detach and Mail in the Envelope Provided    ê

	☒	Please mark your votes as in this example

NOMINEE:

		FOR	WITHHELD				FOR	AGAINST	ABSTAIN
1.	ELECTION OF DIRECTORS (Proposal 1)	☐	☐	Dr. Philip F. Corso William W. Burke Henry A. Berling	5.	To consider and act upon a proposal to approve amendments to the Company’s 1996 Non- Employee Directors Stock Option Plan (“Directors Plan”) to: (a) extend the termination date of the Directors Plan from August 17, 2006 to December 31, 2015; and (b) increase the number of shares issuable thereunder from 100,000 to 500,000	☐	☐	☐
FOR, EXCEPT vote withheld from the following nominee _________________________________
2.	To consider and act upon a proposal to amend Article “4” of the Certificate of Incorporation to increase the number of authorized shares of the Company from 15,000,000 to 40,000,000	FOR ☐	WITHHELD ☐	ABSTAIN ☐

3.	To consider and act upon a proposal to approve amendments to the Company’s 1994 Stock Incentive Plan (“Incentive Plan”) to: (a) extend the termination date of the Incentive Plan from August 10, 2009 to December 31, 2015; and (b) Increase the number of Shares issuable there-Under from 2,150,000 To 2,350,000	FOR ☐	AGAINST ☐	ABSTAIN ☐	6.	To consider and act upon the ratification of Grant Thornton LLP as independent certified public accountants of the Company for the fiscal year ending March 31, 2007; and	FOR ☐	AGAINST ☐	ABSTAIN ☐
					7.	To consider and act upon such other business as may properly come before the meeting or any adjournment thereof.	FOR ☐	AGAINST ☐	ABSTAIN ☐

4.	To consider and act upon a proposal to approve amendments to the Company’s 1989 Non-Qualified Stock Option Plan (“Option Plan”) to: (a) extend the termination date of the Option Plan from October 24, 2009 to December 31, 2015; and (b) increase the number of shares issuable thereunder from 2,150,000 to 2,650,000	FOR ☐	AGAINST ☐	ABSTAIN ☐

The shares represented by this Proxy will be voted as specified.

SPECIFIED NOMINEE AND THE APPROVAL OF THE RATIFICATION OF GRANT THORNTON LLP AS INDEPENDENT PUBLIC AUDITORS FOR THE FISCAL YEAR ENDING MARCH 31, 2007. THIS PROXY CARD MUST BE PROPERLY COMPLETED, SIGNED, DATED AND RETURNED IN ORDER TO HAVE YOUR SHARES VOTED.

PLEASE NOTE ANY CHANGE OF ADDRESS.

Signature ____________________________        Date ___________________        Signature ____________________________        Date ___________________

NOTE:	Please sign exactly as name appears above. Joint owners should each sign. When signing as attorney, executor, administrator, trustee, etc., indicate title. If the signer is a corporation, sign in the corporate name by a duly authorized officer.